Exhibit 15.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (No. 333-234188) and Form S-8 (No. 333-223508) of PagSeguro Digital Ltd. of our report dated March 18, 2021 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F. We also consent to the reference to us under the heading “Selected Financial and Operating Data” in this Form 20-F.

/s/ PricewaterhouseCoopers Auditores Independentes
São Paulo, Brazil
April 26, 2021